Exhibit 23.a

                          Independent Auditors' Consent

The Board of Directors
First Bancorp

We consent to incorporation by reference in Amendment No. 1 to the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 1994 Stock Option Plan (File no. 033-82542) , the Registration Statement on Form S-3D relating to the First Bancorp Dividend Reinvestment and Common Stock Purchase Plan (File no. 333-71431), and the Registration Statement of First Bancorp on Form S-8 relating to three First Savings Bancorp, Inc. stock option plans (File no. 333-51798), of our report dated January 24, 2001, relating to the consolidated balance sheets of First Bancorp and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of First Bancorp.

                                                   /s/ KPMG LLP


Raleigh, North Carolina
March 8, 2001